Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 and in the related prospectus of our report dated September 13, 2008 on the consolidated financial statements of General Finance Corporation for the year ended June 30, 2008, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
March 29, 2010